Exhibit 99.1

Consent of Independent Valuer

We hereby consent to the reference to our name and description of our role in the valuation process of any properties owned by STEADFAST INCOME REIT, INC. (the “Company”) in the Company's Registration Statement on Form S-11 (File No. 333-_____) (including any amendments thereto), and the prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC
May 3, 2013